UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 5, 2007

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6710 Professional Parkway, Suite 301
Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2007, Kesselring Corporation (the “Company”), a subsidiary of Kesselring Holding Corporation (“Kesselring”), and Laura A. Camisa (“Camisa”) entered into that certain Agreement and Release of Claims (the “Agreement”) in order to define the severance relationship between the two parties.  The Company and Camisa entered into an employment agreement (the “Employment Agreement”) on January 1, 2007.  In consideration for the termination of the Employment Agreement and Camisa agreeing to relinquish and release all rights and claims under the Employment Agreement or relating to her employment with the Company or Kesselring, including the payment of her annual salary, the Company has agreed to continue to pay her base salary for a six month period.  In addition, Camisa has submitted her resignation as Chief Financial Officer of Kesselring.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Agreement and Release of Claims by and between Kesselring Corporation and Laura A. Camisa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: October 5, 2007	By:	/s/ Douglas Badertscher
Name: Douglas Badertscher
Title: CEO

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